UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2024

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

On March 13, 2024, the Board of Directors of International Paper Company (the “Company”) appointed Andrew K. Silvernail, 53, to the position of chief executive officer, effective May 1, 2024 or such other dates as the parties may mutually agree (the “Effective Date”). He will succeed Mark S. Sutton, who will continue as Chairman of the Board. Mr. Sutton has served as chief executive officer of the Company since 2014 and as Chairman of the Board since 2015. The Board expresses its appreciation to Mr. Sutton for his years of service and contributions to the Company.

Mr. Silvernail joins the Company from KKR & Co., Inc., a global investment firm, where he has served as an executive advisor since 2022. Prior to this role, Mr. Silvernail served as chair and chief executive officer of Madison Industries, a private industrial and scientific products company (2021). He is the former chair and chief executive officer of IDEX Corporation (NYSE:IEX), a market capitalization multi-platform industrial and scientific technology company (2011-2020). Since 2013, Mr. Silvernail has served on the Board of Directors for Stryker Corporation (NYSE: SYK) where he serves as Chair of the Audit Committee.

The Company entered an employment offer letter dated March 14, 2024 (the “Offer Letter”), with Mr. Silvernail. The Offer Letter has no specified term and Mr. Silvernail’s employment with the Company will be on an at-will basis. The material terms of the Offer Letter are summarized below.

Base Salary and Bonus. Mr. Silvernail will receive an annual base salary of $1,000,000 and will be eligible for an annual bonus under the Company’s Annual Incentive Plan (“AIP”) with a target amount of 150% of base salary. For 2024, Mr. Silvernail will receive a pro-rata portion of the AIP, subject to performance metrics on the same terms and conditions as the Company’s Senior Leadership Team. Mr. Silvernail’s AIP payment for 2024 will be based on the greater of actual performance or 75% of target pro-rata opportunity.

One-Time Inducement Equity Grant. Mr. Silvernail will receive a one-time, special “inducement grant” of performance share units (“Inducement PSU Award”) with a grant date fair market value of $8,500,000. The target number of units will be determined by dividing $8,500,000 by the closing price of our common stock on the Effective Date. The Inducement PSU Award will be subject to both a service and performance vesting condition. Except as provided below, no portion of the Inducement PSU Award will vest unless Mr. Silvernail remains employed by the Company through the third anniversary of the Effective Date.

The number of shares of the Company’s common stock that shall become vested and paid in respect of the Inducement PSU Award shall be determined in accordance with the following table. For the purpose of the table below, “Ending Average Stock Price” means the average of the closing prices of the Company common stock on each trading day during the ninety (90) day period ending on the third anniversary of the Effective Date.

Ending Average Stock Price	Percentage of Inducement PSU Award Vested
Less than the Grant Date Closing Price plus $10	0%

Equal to the Grant Date Closing Price plus $10 (“Performance Hurdle I”)	100% of target shares

Equal to Grant Date Closing Price plus $20 (“Performance Hurdle II”)	150% of target shares

Equal to or greater than the Grant Date Closing Price plus $30 (“Performance Hurdle III”)	200% of target shares

If the actual Ending Average Stock Price is between the threshold amount applicable to any two of the above stated performance hurdles, the number of shares of the Company’s common stock vested and payable shall be determined by linear interpolation between the applicable percentages for such performance hurdles. For the avoidance of doubt, if the Ending Average Stock Price is less than Performance Hurdle I, no portion of the Inducement PSU Award shall vest.

Earned shares fully vest on the three-year anniversary of the Effective Date, subject to continued service, with accelerated satisfaction of the service vesting condition upon an involuntary termination without cause, voluntary termination for good reason, death, or disability. In those circumstances, Mr. Silvernail will be eligible to receive the full inducement grant, subject to performance determination on the date of termination, based on the average closing prices of the Company’s common stock over the ninety (90) day period ending on and including the date of termination.

Long-Term Incentive Plan. To induce Mr. Silvernail to accept the Company’s offer of employment to him, Mr. Silvernail will receive a Long-Term Incentive Plan (“LTIP”) grant of performance share units (“PSUs”) for 2024 that is not prorated to reflect the partial year of service, and which will have a grant date fair value of $12,500,000, subject to performance metrics on the same terms and conditions as the Senior Leadership Team. Future year LTIP grants are expected to be 100% PSUs, subject to annual review and approval by the Company’s Board of Directors. Earned shares fully vest on the three-year anniversary of the grant date, subject to continued service.

Severance Terms. In the event Mr. Silvernail’s employment is terminated by the Company without “cause” or voluntarily by Mr. Silvernail for “good reason,” he will be entitled to certain severance payments and benefits. Mr. Silvernail will be entitled to a lump sum cash severance payment equal to 2.0 times the sum of his base salary and target AIP, a pro-rata annual bonus based on actual performance in the year of termination, six months of Company-subsidized health and welfare benefits continuation, and outplacement services. In the event of a change in control, Mr. Silvernail’s cash severance will be 2.99 times the sum of his base salary and target AIP, and he will receive three years of Company-subsidized health and welfare benefits continuation and outplacement services.

In the event of a termination of Mr. Silvernail’s employment by the Company due to his death or disability, Mr. Silvernail’s outstanding equity awards, other than the Inducement PSU Award, will be settled as follows: pro-rata vesting of each of his then outstanding and unvested PSU awards subject to achievement of specified performance objectives. For purposes of the Company’s enhanced retirement equity vesting, Mr. Silvernail will be eligible for retirement treatment at age 60 regardless of years of service.

In the event of a non change-in-control termination, Mr. Silvernail’s unvested PSUs will be pro rated based on number of months employed through such termination and will be settled following the end of the performance period based on actual performance following an involuntary termination without cause, voluntary termination for good reason, divestiture, death, disability, or retirement.

In the event of a change-in-control with a qualified involuntary termination within two years of the change in control, Mr. Silvernail’s unvested PSUs will be treated as follows:

Less than one year of performance period completed	Full vesting at target performance

More than one year of performance period completed	Full vesting at actual performance at time of change in control

Other Benefits. Mr. Silvernail will be eligible to participate in the benefit programs available to executive officers of the Company, including, without limitation, participation in the Company’s qualified Salaried Savings Plan – 401(k) and nonqualified Deferred Compensation Savings Plan. Mr. Silvernail will be provided with use of Company aircraft for personal travel pursuant to a Time Sharing Agreement. Mr. Silvernail is required to reimburse the Company for the incremental cost to the Company of personal use above $150,000 per year. The value of such use up to $150,000 per year will result in imputed taxable income to Mr. Silvernail and will not be grossed up for taxes.

Mr. Silvernail will also be provided with the Company’s standard relocation benefits, plus an additional one-time cash payment of $200,000 to support relocation expenses not covered under the Company’s current relocation policy. Mr. Silvernail will be required to repay the one-time cash payment if he voluntarily terminates employment before May 1, 2025. Additionally, Mr. Silvernail will be reimbursed for legal fees incurred in the development of his offer of employment up to $50,000.

There are no arrangements or understandings between Mr. Silvernail and any other persons pursuant to which he was selected as chief executive officer. There are also no family relationships between Mr. Silvernail and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SECTION 8. OTHER EVENTS.

Item 8.01.	Other Information.

On March 19, 2024, the Company issued a press release announcing the appointment of Mr. Silvernail as the chief executive officer as described above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01(d).	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Employment Offer Letter dated March 14, 2024, between International Paper Company and Andrew K. Silvernail.

99.1	Press release dated March 19, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

Date: March 19, 2024	By:	/s/ Joseph R. Saab
	Name:	Joseph R. Saab
	Title:	Senior Vice President, General Counsel and Corporate Secretary